EXHIBIT 99.1

PRESS RELEASE For Immediate Release

WASTE SERVICES ANNOUNCES OPENING OF TAFT FACILITY

BURLINGTON, Ontario, May 17, 2005 – Waste Services, Inc. (Nasdaq: WSII) announced today it has begun delivering Class 1 municipal solid waste to the Taft Recycling and Transfer Facility in Orlando. This allows the company to internalize municipal solid waste from its Orlando collection operations into its JED Landfill located in Osceola County.

Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is http://www.wasteservicesinc.com. Information on the company's web site does not form part of this press release.

For information contact:

Mark A. Pytosh, Executive Vice President Waste Services, Inc. 905-319-6054